Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 964-8389 fax: (617) 969-5730

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Manager, Investor Relations.
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2009 Fourth Quarter Results

Newton, MA (February 24, 2010).  Hospitality Properties Trust (NYSE: HPT) today announced its operating results for the quarter and twelve months ended December 31, 2009.

Results for the Quarter and Twelve Months Ended December 31, 2009:

HPT’s net income available for common shareholders for the periods ended December 31, 2009 compared to the same periods in 2008 were as follows:

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(in thousands, except per share data)
Net income available for common shareholders	$25,502	$44,989	$163,461	$94,455
Net income available for common shareholders per share	$0.21	$0.48	$1.51	$1.01
Weighted average common shares outstanding	123,380	93,984	107,984	93,944

Net income available for common shareholders for the twelve months ended December 31, 2009 includes a $51.1 million, or $0.47 per share, non-cash gain on extinguishment of debt relating to HPT’s repurchase of $367.4 million face amount of its 3.8% convertible senior notes and various issues of its senior notes for an aggregate purchase price of approximately $303.3 million, excluding accrued interest.

The results for the twelve months ended December 31, 2008 include: (i) a $53.2 million, or $0.57 per share, non-cash impairment charge related to the write down of certain intangible assets arising from HPT’s January 2007 acquisition of TravelCenters of America, Inc. to their estimated fair market value; and (ii) a $19.6 million, or $0.21 per share, non-cash charge to record a reserve for the straight line rent receivable recorded in periods prior to April 1, 2008 under HPT’s lease with TravelCenters of America LLC (NYSE Amex: TA) for 145 travel centers.

HPT’s funds from operations, or FFO, for the periods ended December 31, 2009 compared to the same periods in 2008 were as follows:

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(in thousands, except per share data)
Funds from operations	$85,963	$85,765	$358,232	$386,732
FFO per share	$0.70	$0.91	$3.32	$4.12
Weighted average common shares outstanding	123,380	93,984	107,984	93,944

FFO for the twelve months ended December 31, 2009 excludes the $51.1 million of gain on extinguishment of debt discussed above.  FFO for the twelve months ended December 31, 2008 excludes the $53.2 million non-cash impairment charge discussed above.

See page 5 for a reconciliation of FFO to net income available to common shareholders.

Hotel Portfolio Performance:

For the periods ended December 31, 2009 compared to the same periods last year, HPT’s hotels produced revenue per available room, or RevPAR, average daily rate, or ADR, and occupancy as follows:

	Quarter Ended December 31,			Twelve Months Ended December 31,
	2009	2008	Change	2009	2008	Change

RevPAR	$56.45	$67.65	-16.6%	$60.74	$76.44	-20.5%
ADR	91.05	106.20	-14.3%	94.91	108.89	-12.8%
Occupancy	62.0%	63.7%	-1.7pts	64.0%	70.2%	-6.2pts

Hotel Tenants and Managers:

During the twelve months ended December 31, 2009, all payments due to HPT under its hotel leases and management contracts were paid when due except for certain payments from Marriott International, Inc., or Marriott, and Barceló Crestline Corporation, or Crestline.

During the twelve months ended December 31, 2009, the payments HPT received under its management contract with Marriott (Marriott No. 3 contract: 34 hotels which requires minimum returns to HPT of $44.2 million/year) and under its lease with Crestline (Marriott No. 4 contract: 19 hotels managed by Marriott which requires minimum rent to HPT of $28.5 million/year) were $9.2 million and $8.6 million, respectively, less than the minimum amounts contractually required.  HPT applied available security deposits to cover these shortfalls.  Also, during the period between December 31, 2009 and February 23, 2010, HPT did not receive payments to cure shortfalls for the minimum returns due under this Marriott management contract and the minimum rent due under this Crestline lease of $5.2 million and $2.4 million, respectively, and HPT applied the security deposits it holds to cover these amounts.  At February 23, 2010, the remaining balances of the security deposits for this Marriott management contract and this Crestline lease held by HPT were $21.8 million and $17.5 million, respectively.

At this time, HPT expects that Marriott will continue to pay HPT the net cash flows from operations of the hotels included in the defaulted contracts.  HPT believes the security deposits it holds from Marriott and from Crestline for these contracts will exceed the 2010 shortfall of the payments it expects to receive compared to the minimum payments due to HPT under these contracts. Other than applying the security deposits to cover the differences between the net cash flows received from operations of these hotels and the contractual minimum payments, HPT has not yet determined what additional actions, if any, it may take as a result of these defaults.

As of February 23, 2010, all other payments due to HPT from its hotel managers and hotel tenants under its operating agreements are current.

Common Dividend:

On January 13, 2010, HPT announced a regular quarterly common dividend of $0.45 per share ($1.80 per share per year) payable to shareholders of record on January 25, 2010; this dividend was paid on February 23, 2010.

Conference Call:

On Wednesday, February 24, 2010, at 1:00 p.m. Eastern Time, John Murray, President, and Mark Kleifges, Chief Financial Officer, will host a conference call to discuss the results for the quarter and twelve months ended December 31, 2009.

The conference call telephone number is (888) 797-2980.  Participants calling from outside the United States and Canada should dial (913) 312-1409.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Wednesday March 3, 2010.  To hear the replay, dial (719) 457-0820.  The replay pass code is 9892245.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s web site, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HPT’s web site for about one week after the call. The recording and retransmission in any way of HPT’s fourth quarter and year end conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Fourth Quarter 2009 Supplemental Operating and Financial Data is available for download at HPT’s web site, www.hptreit.com. HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns 289 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, MA.

Hospitality Properties Trust

CONSOLIDATED STATEMENTS OF INCOME AND FUNDS FROM OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenues:
Hotel operating revenues (1)	$168,108	$199,075	$715,615	$899,474
Minimum rent (1)(2)	77,196	72,608	301,058	322,949
Percentage rent (3)	1,426	5,102	1,426	5,102
FF&E reserve income (4)	4,525	5,217	18,934	23,837
Interest income	116	135	214	1,312
Total revenues	251,371	282,137	1,037,247	1,252,674

Expenses:
Hotel operating expenses (1)	106,252	119,265	460,869	620,008
Interest (including amortization of deferred financing costs and debt discounts of $2,386, $3,483, $11,046 and $13,726, respectively) (5)	36,900	39,032	143,410	156,844
Depreciation and amortization	61,624	60,889	245,868	239,166
General and administrative	9,551	8,831	39,660	37,751
Reserve for straight line rent receivable (6)	—	—	—	19,613
Loss on asset impairment (7)	—	—	—	53,225
Total expenses	214,327	228,017	889,807	1,126,607

Income before gain on extinguishment of debt, gain (loss) on sale of real estate and income taxes	37,044	54,120	147,440	126,067
Gain on extinguishment of debt (8)	—	—	51,097	—
Gain (loss) on sale of real estate, net (9)	—	(1,160)	—	114
Income before income taxes	37,044	52,960	198,537	126,181
Income tax expense	(4,072)	(501)	(5,196)	(1,846)

Net income	32,972	52,459	193,341	124,335
Preferred distributions	(7,470)	(7,470)	(29,880)	(29,880)
Net income available for common shareholders	$25,502	$44,989	$163,461	$94,455

Calculation of FFO (10):
Net income available for common shareholders	$25,502	$44,989	$163,461	$94,455
Add: Depreciation and amortization	61,624	60,889	245,868	239,166
Loss on asset impairment (7)	—	—	—	53,225
Loss on sale of real estate (9)	—	1,160	—	—
Less: Gain on extinguishment of debt (8)	—	—	(51,097)	—
Gain on sale of real estate (9)	—	—	—	(114)
Deferred percentage rent previously recognized in FFO (3)	(1,163)	(4,385)	—	—
Deferred additional returns previously recognized in FFO (11)	—	(16,888)	—	—
Funds from operations (“FFO”)	$85,963	$85,765	$358,232	$386,732

Weighted average common shares outstanding	123,380	93,984	107,984	93,944

Per common share amounts:
Net income available for common shareholders	$0.21	$0.48	$1.51	$1.01
FFO (10)	$0.70	$0.91	$3.32	$4.12

See Notes on page 7

Hospitality Properties Trust

CONSOLIDATED BALANCE SHEETS

 (dollars in thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2009	2008
ASSETS

Real estate properties, at cost:
Land	$1,392,472	$1,392,614
Buildings, improvements and equipment	5,074,659	5,015,270
	6,467,131	6,407,884
Accumulated depreciation	(1,260,624)	(1,060,203)
	5,206,507	5,347,681

Cash and cash equivalents	130,399	22,450
Restricted cash (FF&E reserve escrow)	25,083	32,026
Other assets, net	186,381	170,580
	$5,548,370	$5,572,737

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$—	$396,000
Senior notes, net of discounts	1,934,818	1,693,730
Convertible senior notes, net of discounts (5)	255,269	545,772
Mortgage payable	3,474	3,558
Security deposits	151,587	169,406
Accounts payable and other liabilities	103,678	128,078
Due to affiliate	2,859	3,012
Dividends payable	4,754	4,754
Total liabilities	2,456,439	2,944,310

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $0.01 par value; 150,000,000 shares authorized; 123,380,335 and 93,991,635 shares issued and outstanding, respectively	1,234	940
Additional paid in capital (5)	3,462,209	3,093,827
Accumulated other comprehensive income (loss)	3,230	(511)
Cumulative net income	2,021,162	1,827,821
Cumulative preferred distributions	(153,521)	(123,641)
Cumulative common distributions	(2,632,522)	(2,560,148)
Total shareholders’ equity	3,091,931	2,628,427
	$5,548,370	$5,572,737

See Notes on page 7

(1)          At December 31, 2009, each of our 289 hotels is included in one of 11 operating agreements and 197 of these hotels are leased to one of our taxable REIT subsidiaries and managed by independent hotel operating companies and 92 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers.  Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $28,620 and $5,799 less than the minimum returns due to us in the three months ended December 31, 2009 and 2008, respectively, and $75,205 less than the minimum returns due to us in the twelve months ended December 31, 2009.  We reflect these amounts in our consolidated statements of income as a reduction to hotel operating expenses when the minimum returns were funded by the manager of these hotels under the terms of our operating agreements, or in the case of our Marriott No. 3 agreement, applied from the security deposit we hold.  All of our managed hotel portfolios generated net operating results in excess of the minimum returns due to us in the twelve months ended December 31, 2008.

(2)          Under the previously announced rent deferral agreement, TravelCenters of America LLC, or TA, elected to defer rent of $15,000, or $0.12 per share, and $15,000, or $0.16 per share, during the three months ended December 31, 2009 and 2008, respectively.  During the twelve months ended December 31, 2009 and 2008, TA elected to defer rent of $60,000, or $0.56 per share, and $30,000, or $0.32 per share, respectively.  We have not recognized the deferred rent as revenue due to uncertainties regarding future payments of these amounts by TA.

(3)          In calculating net income we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.  Percentage rents included in FFO were $263 and $717 in the fourth quarter of 2009 and 2008, respectively.

(4)          Various percentages of total sales at our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  We own all the FF&E escrows for our hotels.  We report deposits by our third party tenants into the escrow accounts as FF&E reserve income.  We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(5)          During the first quarter of 2009, we adopted a new accounting standard affecting the accounting for our 3.8% convertible senior notes.  This standard requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate.  Our 3.8% convertible senior notes are within the scope of this standard.  Our financial statements for all periods presented have been adjusted to retroactively reflect the application of this standard.  The implementation of this standard resulted in non-cash interest expense for the three months ended December 31, 2009 and 2008 of $1,205, or $0.01 per share, and $2,473, or $0.03 per share, respectively.  Non-cash interest for the twelve months ended December 31, 2009 and 2008 totaled $6,910, or $0.06 per share, and $9,660, or $0.10 per share, respectively.  The unamortized note discount was $9,481 and $29,228 at December 31, 2009 and December 31, 2008, respectively, and the equity component was $38,768 and $43,770 at December 31, 2009 and December 31, 2008, respectively.

(6)          During the second quarter of 2008, we recorded a $19,613, or $0.21 per share, non-cash reserve for the straight line rent receivable relating to our lease with TA for 145 travel centers.

(7)          During the second quarter of 2008, we recorded a $53,225, or $0.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our January 2007 TA acquisition to their estimated fair value.

(8)          During the twelve months ended December 31, 2009, we recorded a $51,097, or $0.47 per share, non-cash gain on the extinguishment of debt relating to our repurchase of $367,421 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $303,341, excluding accrued interest.  The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $17,985 and a portion of the allocated equity component on the convertible notes of $5,002.

(9)          During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, AZ for $8,000 and recognized a gain on sale of $645.  During the second quarter of 2008, we sold our AmeriSuites hotel in Atlantic Beach, NC for $6,350 and recognized a gain on sale of $629.  During the fourth quarter of 2008, we sold our AmeriSuites hotel in Tampa, FL for $2,500 and recognized a loss on sale of $1,160.

(10)    We compute FFO as shown above. Our calculation of FFO differs from the definition of FFO by the National Association of Real Estate Investment Trusts, or NAREIT, because we include deferred percentage rent (see Note 3) and deferred additional returns (see Note 11) and exclude loss on asset impairment (see Note 7) and gain on early extinguishment of debt (see Note 8).  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flows from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, it may facilitate comparison of operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is among the important factors considered by our Board of Trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.

(11)    Our share of the operating results of our managed hotels in excess of the minimum returns due to us, or additional returns, are generally determined based upon annual calculations. In calculating net income, we recognize additional returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.  No additional returns were recognized in 2009.  Additional returns included in FFO were ($1,958) in the fourth quarter of 2008.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S CURRENT BELIEFS AND EXPECTATIONS.  HOWEVER, THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS, SOME OF WHICH ARE BEYOND HPT’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE REFERS TO A RENT DEFERRAL AGREEMENT WHICH HPT HAS ENTERED WITH TA.  THE DESCRIPTION OF THIS ARRANGEMENT AS A DEFERRAL AGREEMENT MAY IMPLY THAT RENT AMOUNTS WHICH ARE NOT PAID WILL BE LATER PAID.  IN FACT, SINCE ITS FORMATION, TA HAS NOT PRODUCED CONSISTENT OPERATING PROFITS.  IF THE CURRENT U.S. ECONOMIC SLOWDOWN AND DECLINE IN TRUCKING ACTIVITY CONTINUES FOR AN EXTENDED PERIOD OR WORSENS, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY THE DEFERRED RENTS DUE TO HPT.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT MARRIOTT WILL CONTINUE TO PAY HPT THE NET CASH FLOWS FROM OPERATIONS OF THE HOTELS INCLUDED IN THE DEFAULTED CONTRACTS.  THIS EXPECTATION IS BASED UPON STATEMENTS MADE BY MARRIOTT TO HPT.  HOWEVER, MARRIOTT MAY BECOME UNABLE TO MAKE SUCH PAYMENTS IF ITS OWN FINANCIAL CONDITION DETERIORATES OR MARRIOTT MAY REFUSE TO MAKE THESE PAYMENTS FOR SOME OTHER REASON.  HPT HAS CERTAIN CONTRACTUAL RIGHTS TO RECEIVE THESE PAYMENTS BUT COMPANIES WHICH HAVE DEFAULTED PAYMENT OBLIGATIONS OFTEN REFUSE TO MAKE ANY PAYMENTS, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT THE SECURITY DEPOSITS IT HOLDS FROM MARRIOTT AND CRESTLINE ARE IN AMOUNTS WHICH WILL EXCEED THE 2010 SHORTFALL OF PAYMENTS IT EXPECTS TO RECEIVE UNDER THE DEFAULTED CONTRACTS.  THIS EXPECTATION IS BASED UPON CASH FLOW PROJECTIONS PREPARED BY MARRIOTT AND REVIEWED BY HPT AND HPT’S OWN PROJECTIONS.  BOTH MARRIOTT’S AND HPT’S HISTORICAL PROJECTIONS OF HOTEL CASH FLOWS HAVE, AT TIMES, PROVED INACCURATE.  IF THE U.S. ECONOMY DOES NOT FULLY RECOVER IN A REASONABLE TIME PERIOD OR IF THE TRAVEL INDUSTRY SUFFERS SIGNIFICANT ADDITIONAL DECLINES BECAUSE OF H1N1 FLU CONCERNS, ACTS OF TERRORISM OR FOR OTHER REASONS, THE ACTUAL CASH FLOWS

FROM THESE HOTELS MAY BE LESS THAN THE AMOUNTS PROJECTED AND MAY BE LOWER BY A MATERIAL AMOUNT.

•                  THIS PRESS RELEASE STATES THAT HPT IS HOLDING AND HAS APPLIED OR MAY APPLY SECURITY DEPOSITS TO COVER THE SHORTFALL OF THE PAYMENTS IT HAS RECEIVED OR EXPECTS TO RECEIVE UNDER THE DEFAULTED CONTRACTS COMPARED TO THE MINIMUM PAYMENTS DUE HPT UNDER THESE CONTRACTS.  THE SECURITY DEPOSITS WHICH HPT IS HOLDING ARE IN FIXED AMOUNTS:  APPROXIMATELY $21.8 MILLION FOR THE MARRIOTT NO. 3 CONTRACT AND APPROXIMATELY $17.5 MILLION FOR THE MARRIOTT NO. 4 CONTRACT AS OF FEBRUARY 23, 2010.  AS DISCUSSED ABOVE, THERE CAN BE NO ASSURANCE REGARDING THE AMOUNTS OF PAYMENTS HPT MAY RECEIVE UNDER THE DEFAULTED CONTRACTS IN THE FUTURE; AND FUTURE SHORTFALLS MAY EXCEED THE AMOUNTS OF THE SECURITY DEPOSITS HPT HOLDS.  MOREOVER, THESE SECURITY DEPOSITS ARE NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, WHEN HPT APPLIES THESE SECURITY DEPOSITS TO COVER MINIMUM PAYMENTS DUE, IT WILL RECORD INCOME BUT IT WILL NOT RECEIVE CASH FLOW.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

(end)